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                                                                       EXHIBIT 5

ARMSTRONG TEASDALE LLP                                          Attorneys at Law
                                             One Metropolitan Square, Suite 2600
                                                  St. Louis, Missouri 63102-2740
                                                           Phone: (314) 621-5070
                                                             Fax: (314) 621-5065
                                                       www.armstrongteasdale.com

                                February 21, 2002

Centene Corporation
7711 Carondelet Avenue, Suite 800
St. Louis, Missouri 63105

     Re: 1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan and 2000 Stock Plan

Ladies and Gentlemen:

     In our capacity as counsel for Centene Corporation, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about February 21, 2002 relating to up to 2,102,425 shares of common stock, par value $0.001 per share (the "Company Common Stock"), to be offered by the Company pursuant to the Registration Statement in connection with the Company's 1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan and 2000 Stock Plan (the "Plans"). In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

     Upon the basis of the foregoing, we are of the opinion that: (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the shares of Company Common Stock to be issued in accordance with the Plans are duly and validly authorized, and (iii) when the Company Common Stock is issued in accordance with the procedures of the Plans, they will be duly and validly, issued fully paid and non-assessable.

     We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ARMSTRONG TEASDALE LLP